                                                                    Exhibit H-1


                                 RATINGS OF
                            YORKSHIRE POWER GROUP
                                     AND
                       YORKSHIRE ELECTRICITY GROUP plc
                              AS OF MAY 12, 1998


              ----------------------------------------------------------
                 Moodys           S&P       Duff & Phelps   Fitch IBCA
              Short   Long   Short   Long   Short   Long   Short   Long
        ----------------------------------------------------------------
        YPG           Baa2   A-2     BBB+           BBB+
        ----------------------------------------------------------------
        YPG   P-2     Baa1   A-2     BBB+   D-2     BBB+   F-1     A
        ----------------------------------------------------------------